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Cane & Company, LLC
Affiliated with O'Neill Ritchie Taylor Law Corporation of Vancouver, British Columbia, Canada

Michael A. Cane*        Stephen F.X. O'Neill **   --------------------
Leslie L. Kapusianyk**	Michael H. Taylor**       Preston R. Brewer***

Telephone: 	(702) 312-6255
Facsimile:	(702) 312-6249
E-mail:	telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, NV  89102

October 3, 2000

MW Medical, Inc.
6617 N. Scottsdale Road, Suite 103
Scottsdale, AZ 85250
Attention: Jan Wallace, President

Re: MW Medical, Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for MW Medical, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 2,706,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"), to be sold by the selling stockholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto dated
October 3, 2000; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and
(e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Common
Stock is validly issued, fully paid and nonassessable. This opinion is based on Nevada general corporate law.


Very truly yours,

CANE AND COMPANY, LLC

/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member


      *Licensed Nevada, California, Washington and Hawaii State Bars
          ** British Columbia Bar only; ***California Bar only

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MW Medical, Inc.
October 3, 2000
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC

/s/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

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